EXHIBIT 5.1

                OPINION AND CONSENT OF GOLDFARB, LEVY, ERAN & CO.


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                           GOLDFARB, LEVY, ERAN & CO.
                               Europe-Israel Tower
                                2 Weizmann Street
                             Tel Aviv 64239, Israel
                              Tel: +972-3-608-9999
                              Fax: +972-3-608-9909


                                                               December 16, 2004

ECI Telecom Ltd.
30 Hasivim Street
Petah Tikva 49133, Israel

Dear Sirs:

         We refer to the Registration Statement on Form F-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of ECI Telecom Ltd. (the "Company"), relating to the issuance and sale, from time to time, of up to 30,000,000 of the Company's ordinary shares (the "Shares").

         We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

         We have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. Based on such review, we are of the opinion that, upon the Board of Directors, a committee thereof and/or the duly authorized officers of the Company having taken all necessary corporate action to approve the issuance of the Shares, and the Company's receiving consideration for the Shares in such amount and in such form as may be determined by the Board of Directors and/or a committee thereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement and the references to this firm in the sections of the prospectus entitled "Validity of Shares" and "Enforceability of Civil Liabilities". This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                   Very truly yours,

                                                   s/s Goldfarb Levy Eran & Co.
                                                   ----------------------------
                                                   Goldfarb, Levy, Eran & Co.